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                                                                    Exhibit 24


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements (File Nos. 33-9737, 33-9738, 33-1138, 2-87344, 2-79949, 2-74447, 2-71557, 33-32055 and
33-37683) of Molex Incorporated and its subsidiaries on Form S-8 of our reports dated August 3, 1995, appearing in and incorporated by reference in this Annual Report on Form 10-K of Molex Incorporated and its subsidiaries for the year ended June 30, 1995.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
September 25, 1995